As Filed With the Securities and Exchange Commission on March 27, 2015

Registration No.  333-165884
Registration No.  333-171449

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

POST-EFFECTIVE AMENDMENT NO. 8
TO
FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________

DARA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	04-3216862
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(919) 872-5578
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
________________

Christopher G. Clement
Chief Executive Officer
DARA BioSciences, Inc.
8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(919) 872-5578
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)
_____________________

Please send copies of all communications to:

Mark R. Busch, Esq.
K&L Gates LLP
214 North Tryon Street, 47th Floor
Charlotte, N.C.  28202
(704) 331-7440
_____________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 8 to the registration statement on Form S-1 (File Nos. 333-165884 and 333-171449) (the “Registration Statement”) of DARA BioSciences, Inc. (the “Company”) is being filed to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that was filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2015 and certain of the Company’s current reports on Form 8-K that have been filed with the SEC since December 31, 2014 and to convert the Form S-1 into a registration statement on Form S-3 pursuant to the transaction eligibility requirements of Form S-3 General Instruction I.B.4.

The Registration Statement was originally declared effective by the SEC on December 27, 2010 and, subsequently, additional securities were registered under the Registration Statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), on December 29, 2010 (the “Additional Registration”).  The Registration Statement originally covered a primary offering of 4,800 units, with each unit consisting of (1) one share of Series A preferred stock convertible into 80 shares of our common stock, (2) a five-year warrant exercisable for 40 shares of our common stock at an exercise price of $12.50 per share and (3) a one-year warrant exercisable for 40 shares of our common stock at an exercise price of $12.50 per share.  The Registration Statement also originally covered up to 384,000 shares of common stock issuable upon conversion of the Series A preferred stock and up to 384,000 shares of common stock issuable upon exercise of the warrants.  The Registration Statement now covers the sale of the shares of our common stock issuable from time to time upon (i) the conversion of the Series A preferred stock that remains unconverted and (ii) the exercise of the five-year warrants that remain unexercised.  As of March 24, 2015, 37,440 shares of the Company’s common stock may be issued upon the conversion of the to-date unconverted Series A preferred stock and 180,000 shares of the Company’s common stock may be issued upon the exercise of the to-date unexercised five year-warrants.  As such, the Registration Statement now covers 217,440 shares of the Company’s common stock underlying the Series A preferred stock and the five-year warrants.

All applicable registration fees were paid at the time of the original filing of the Registration Statement or at the time of the Additional Registration.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 27, 2015

217,440 Shares of Common Stock Issuable Upon the Conversion of
Series A Preferred Stock and Exercise of Warrants

We are offering up to 37,440 shares of our common stock that are issuable upon the conversion of Series A convertible preferred stock at a conversion price of $12.50 per share and 180,000 shares of our common stock that are issuable upon the exercise of warrants with an exercise price of $12.50 per share, all of which such shares of Series A preferred stock and warrants we issued on December 30, 2010 as part of a public offering of units consisting of preferred stock and warrants.  No securities are being offered pursuant to this prospectus other than the shares of our common stock (the “Shares”) that will be issued upon the conversion of Series A convertible preferred stock and the exercise of such warrants.

Our common stock trades on the NASDAQ Capital Market under the symbol “DARA.”  The last reported sale price of our common stock on March 24, 2015 was $0.82 per share.  You are urged to obtain current market quotations for the common stock.

Investing in our securities involves a high degree of risk.   See “Risk Factors” beginning on page 4 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [•], 2015.

Table of Contents

Page

ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	1
THE OFFERING	3
RISK FACTORS	4
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF SECURITIES WE ARE OFFERING	12
PLAN OF DISTRIBUTION	12
LEGAL MATTERS	12
EXPERTS	12
WHERE YOU CAN FIND MORE INFORMATION	12
DOCUMENTS INCORPORATED BY REFERENCE	13

ABOUT THIS PROSPECTUS

In this prospectus, the “Company,” “we,” “us,” and “our” and similar terms refer to DARA BioSciences, Inc. References to our “common stock” refer to the common stock of DARA BioSciences, Inc.

You should read this prospectus together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.” If there is any inconsistency between the information in this prospectus and the documents incorporated by referenced herein, you should rely on the information in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the placement agent have authorized any other person to provide information different from that contained in this prospectus and the documents incorporated by reference herein. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate as of the dates on the cover page, regardless of time of delivery of the prospectus or any sale of securities. Our business, financial condition, results of operation and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties included in this prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein or in the accompanying prospectus (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. You should read carefully this prospectus and any other offering materials, together with the additional information described under “Risk Factors”, “Where You Can Find More Information” and “Certain Documents Incorporated by Reference”.

The Company

We are a North Carolina-based specialty pharmaceutical company primarily focused on the commercialization of oncology treatment and supportive care pharmaceutical products.  Through our acquisition of Oncogenerix, Inc., which occurred on January 17, 2012, we acquired exclusive U.S. marketing rights to our first commercial FDA-approved proprietary product, Soltamox® (tamoxifen citrate) oral solution.  Soltamox has been approved by the U.S. Food and Drug Administration (“FDA”) for the prevention and treatment of breast cancer.  On September 7, 2012, we entered into a license agreement with Helsinn Healthcare SA (“Helsinn”), to distribute, promote, market and sell Gelclair®, a unique FDA-cleared, sodium hyaluronate and polyvinylpyrrolidone-containing oral gel indicated for the management and relief of pain due to  oral mucositis.

On October 25, 2013, we entered into an agreement with Alamo Pharma Services (“Alamo”) pursuant to which Alamo provides us with a dedicated national sales team of 20 sales representatives to promote our commercial products. In addition, we signed an agreement, exclusive to the oncology market, with Mission Pharmacal (“Mission”), Alamo’s parent company, to share in the costs and expenses of the sales force.   The Alamo sales team, in addition to promoting our products Soltamox (tamoxifen citrate) and Gelclair, also promotes two Mission products: Ferralet® 90, and Aquoral®.  The agreements with Alamo and Mission expand our presence in oncology supportive care and the Mission products complement our portfolio in presenting comprehensive offerings to the oncologist.   The sales force became operational and sales representatives were trained and in their assigned territories in early January, 2014.  Although the expansion of the sales force to 20 sales representatives has significantly increased our commercial costs, net of the Mission support payments to Alamo, we believe our investment in this sales force will help us increase our revenues and our product portfolio’s market acceptance.

On March 9, 2015, we entered into a commercialization agreement with Onxeo SA (“Onxeo”), giving us the exclusive rights to distribute, promote, market and sell Oravig®, in the United States.  Oravig is the first and only orally-dissolving buccal tablet approved for oral thrush and is expected to launch in 2015.  At the same time that we acquired the exclusive rights to Oravig from Onxeo, we entered into a co-promotion agreement with Mission to co-promote Oravig in the primary care market.  Upon launch, Mission will utilize their existing primary care sales force to promote the product within that market segment.

We have a clinical development asset, KRN5500, which is a phase 2 investigational product targeted for treating cancer patients with painful treatment-refractory chronic chemotherapy-induced peripheral neuropathy (“CCIPN”).  KRN5500 has been designated a Fast Track Drug by the FDA.  On February 24, 2014 the FDA granted Orphan Drug Designation to KRN5500 for the parenteral treatment of painful CCIPN that is refractory to conventional analgesics.  On June 16, 2014 the FDA granted Orphan Drug Designation to KRN5500 for the treatment of multiple myeloma.  Fast Track designation is intended to facilitate the development and expedite review of drugs and biologics intended to treat serious or life-threatening conditions and those products that demonstrate the potential to address unmet medical needs.  Upon approval by the FDA, orphan drug designation provides extended market exclusivity, tax benefits, and the waiver of certain fees associated with the FDA approval process. We are evaluating options to partner the drug with an established oncology pharmaceutical development company to undertake and support further development costs, and are determining whether any further internal development of KRN5500 would be beneficial to our partnering efforts.

We employ a multi-disciplinary approach to reach and educate health care providers, dispensers, patient advocacy groups, foundations, caregivers and patients directly. We believe we can accomplish this through utilization of the contract sales organization of 20 sales representatives, innovative marketing programs, partnerships with specialty pharmacy providers, working with patient advocacy groups and foundations as well as collaborative arrangements with third party sales organizations.  As we gain additional commercial experience with our products, we may modify these activities as appropriate.

Corporate Information

Our executive offices are located at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, and our telephone number is 919.872.5578.  Our Internet address is www.darabiosciences.com.  The information on our website is not incorporated by reference into this prospectus supplement, and you should not consider it part of this prospectus supplement or the accompanying prospectus. DARA BioSciences, Inc. was incorporated on June 22, 2002.

THE OFFERING

Issuer	DARA BioSciences, Inc.
Securities offered
Up to 37,440 shares of our common stock that are issuable upon the conversion of Series A convertible preferred stock and up to 180,000 shares of our common stock that are issuable upon the exercise of warrants (the “Warrants”)

Description of Series A preferred stock
Series A preferred stock has a liquidation preference and is redeemable at the option of the Company. See the section entitled “Description of Capital Stock – Series A Preferred Stock” beginning on page 6.

Conversion Price of Series A preferred stock	$12.50
Shares of common stock underlying the outstanding shares of Series A preferred stock	37,440
Description of Warrants	The Warrants expire on December 30, 2015. The Warrants have an exercise price per share equal to $12.50.
Shares of common stock underlying the Warrants	180,000
Shares of common stock outstanding before this offering	19,755,595 shares
Common stock to be outstanding after this offering, assuming full conversion of Series A preferred stock and exercise of all of the Warrants	19,973,035 shares
Use of proceeds
We will receive no proceeds from the conversion of the Series A preferred stock.
We intend to use any proceeds from the exercise of the Warrants for working capital and general corporate purposes, which may include funding commercial activities related to our product portfolio and the Mission Pharmacal products including in connection with our agreements with Mission Pharmacal and Alamo.  See “Use of Proceeds.”

Limitations on beneficial ownership
Notwithstanding anything herein to the contrary, the Company will not permit the conversion of the Series A preferred stock or exercise of the Warrants of any holder, if after such conversion or exercise such holder would beneficially own more than 4.99% of the shares of common stock then outstanding.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” above, before deciding to invest in our securities.
Trading Market	Our common stock is traded on the Nasdaq Capital Market under the symbol “DARA”.

  The number of shares of common stock outstanding before and after the offering is based on 19,755,595 shares outstanding as of March 24, 2015, and excludes:

•	125,813 shares of common stock issuable upon the conversion of outstanding shares of Series B-2 and Series C-1 preferred stock;

•	17,481,542 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $2.47 per share;

•	2,217,501 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $2.37 per share;

•	3,524,925 shares of common stock reserved for future grants and awards under our equity incentive plans; and

•
Up to 178,330 shares of common stock that may be issued to former Oncogenerix, Inc. stockholders, based upon our company’s achievement of certain revenue or market capitalization milestones during the 60 months following the merger with Oncogenerix, which occurred on January 17, 2012.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference herein, before making an investment decision. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.  You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

We will receive no proceeds from the conversion of the Series A preferred stock.

To the extent that the Warrants are exercised for cash, we will receive the cash proceeds from such exercise of up to a total potential of approximately $2.25 million, based on the current exercise price of the Warrants. We cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. We intend to use any proceeds from any such exercise for working capital and general corporate purposes, which may include funding commercial activities related to our product portfolio and the Mission Pharmacal products including in connection with our agreements with Mission Pharmacal and Alamo.

The amounts and timing of our use of any proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of any net proceeds of this offering.

Pending use of the net proceeds of this offering, if any, we intend to invest any such net proceeds in short-term, interest-bearing investment grade securities.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation and bylaws. The summary does not purpose to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, and to the provisions of the General Corporation Law of the State of Delaware, as amended, or the Delaware General Corporation Law.

Common Stock

General

We currently have authority to issue (i) 75,000,000 shares of our common stock, par value $0.01 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, of which 36,800 shares are currently designated and 963,200 shares are currently undesignated. As of March 24, 2015, we had 19,755,595 shares of common stock issued and outstanding and 468 shares of Series A preferred stock, 50 shares of Series B-2 preferred stock and 117 shares of Series C-1 preferred stock issued and outstanding.

Subject to the terms of the certificates of designation for the Series A, Series B-2 and Series C-1 preferred stock, our board of directors is authorized, without further stockholder action, to establish various series of preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares.

Voting Rights

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any of our securities. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

We have never paid any cash dividends on our common stock.

Market Information

Our common stock is traded on the NASDAQ Capital Market under the trading symbol “DARA”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Trust & Transfer Company.

Equity Compensation Plans

We have two share-based compensation plans, the 2008 Employee, Director, and Consultant Stock Plan and the 2003 Amended and Restated Employee, Director, and Consultant Stock Plan, together referred to herein as the “Stock Plans.” As of March 24, 2015, options to purchase 2,217,501 shares of our common stock were issued and outstanding under the Stock Plans with a weighted-average price of $2.37 and 3,524,925 shares of our common stock were reserved for future issuance under the Stock Plans.

Outstanding Warrants

As of March 24, 2015, we had issued and outstanding a total of 17,481,542 warrants to purchase our common stock outstanding at a weighted-average exercise price of $2.47.

Series A Preferred Stock

Our Board has designated 4,800 shares of preferred stock as Series A Convertible Preferred Stock (“Series A preferred stock”), par value $0.01 per share.  As of March 24, 2015, there were 468 shares of Series A preferred stock outstanding. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificates of designation of preferences, rights and limitations of the Series A, Series B-2 and Series C-1 preferred stock.

Liquidation Preference

The Series A preferred stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common stock, (2) senior to any series of preferred stock ranked junior to the Series A preferred stock, and (3) junior to all existing and future indebtedness of the Company.

Voting Rights

Except as required by law, holders of the Series A preferred stock do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any shares of Series A preferred stock are outstanding, we will not, without the affirmative vote of the holders of 50.1% or more of the then outstanding shares of the Series A preferred stock, (1) alter or change adversely the powers, preferences or rights given to the Series A preferred stock or alter or amend the certificate of designation, (2) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the Series A preferred stock, (3) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A preferred stock, (4) increase the number of authorized shares of Series A preferred stock, or (5) enter into any agreement with respect to any of the foregoing.

Delaware Law

Notwithstanding certain protections in the certificate of designation for holders of Series A preferred stock, Delaware law also provides holders of preferred stock with certain rights. The holders of the outstanding shares of Series A preferred stock will be entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment would:

1.	increase or decrease the aggregate number of authorized shares of Series A preferred stock;

2.	increase or decrease the par value of the shares of Series A preferred stock; or

3.	alter or change the powers, preferences, or special rights of the shares of Series A preferred stock so as to affect them adversely.

Redemption

We will have the right to redeem the Series A preferred stock for a cash payment equal to 120% of the stated value of the Series A preferred stock. Holders of Series A preferred stock will receive 20 trading days prior notice of any redemption and will have the ability to convert the Series A preferred stock into common stock during this notice period.

Conversion

Subject to certain ownership limitations as described below, the Series A preferred stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the Series A preferred stock (or $1,000) by a conversion price of $2.50 per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. Subject to limited exceptions, a holder of shares of Series A preferred stock will not have the right to convert any portion of its Series A preferred stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.  As of March 24, 2015, the 468 outstanding shares of Series A preferred stock were convertible into a total of 37,440 shares of Common Stock.

Dividends

The Series A preferred stock is entitled to receive dividends (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock. No other dividends will be paid on shares of Series A preferred stock.

Liquidation

Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company, before any distribution or payment is made to the holders of any junior securities, the holders of Series A preferred stock shall first be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $1,000 per share, after which any remaining assets of the Company shall be distributed among the holders of the other class or series of stock in accordance with the Company’s Certificate of Incorporation.

Series B-2 Preferred Stock

Our Board has designated 15,000 shares of preferred stock as Series B-2 Convertible Preferred Stock (“Series B-2 preferred stock”), par value $0.01 per share. As of March 24, 2015, there were 50 shares of Series B-2 preferred stock outstanding. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificates of designation of preferences, rights and limitations of the Series A, Series B-2 and Series C-1 preferred stock.

Liquidation Preference

The Series B-2 preferred stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common stock, (2) senior to any series of preferred stock ranked junior to the Series B-2 preferred stock, (3) junior to Series A preferred stock, (4) senior to Series B-4 preferred stock and (5) junior to all existing and future indebtedness of the Company.

Voting Rights

Except as required by law, holders of the Series B-2 preferred stock do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any shares of Series B-2 preferred stock are outstanding, we will not, without the affirmative vote of the holders of 50.1% or more of the then outstanding shares of the Series B-2 preferred stock, (1) alter or change adversely the powers, preferences or rights given to the Series B-2 preferred stock or alter or amend the certificate of designation, (2) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the Series B-2 preferred stock, (3) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B-2 preferred stock, (4) increase the number of authorized shares of Series B-2 preferred stock, or (5) enter into any agreement with respect to any of the foregoing.

Delaware Law

Notwithstanding certain protections in the certificate of designation for holders of Series B-2 preferred stock, Delaware law also provides holders of preferred stock with certain rights. The holders of the outstanding shares of Series B-2 preferred stock will be entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment would:

1.	increase or decrease the aggregate number of authorized shares of Series B-2 preferred stock;

2.	increase or decrease the par value of the shares of Series B-2 preferred stock; or

3.	alter or change the powers, preferences, or special rights of the shares of Series B-2 preferred stock so as to affect them adversely.

Redemption

We will have the right to redeem the Series B-2 preferred stock for a cash payment equal to 120% of the stated value of the Series B-2 preferred stock. Holders of Series B preferred stock will receive 20 trading days prior notice of any redemption and will have the ability to convert the Series B-2 preferred stock into common stock during this notice period.

Conversion

Subject to certain ownership limitations as described below, the Series B-2 preferred stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the Series B-2 preferred stock (or $1,000) by a conversion price of $2.45 per share (as of March 24, 2015). The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  In addition, until such time that during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds $2.25 and the average daily dollar trading volume during such period exceeds 270,000 shares per trading day, if we sell or grant any option to purchase or sell any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price (the “Series B-2 Base Conversion Price”), then the conversion price shall be reduced to equal the Series 2 Base Conversion Price.  Subject to limited exceptions, a holder of shares of Series B-2 preferred stock will not have the right to convert any portion of its Series B-2 preferred stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.  As of March 24, 2015, the 50 outstanding shares of Series B-2 preferred stock were convertible into a total of 20,408 shares of Common Stock.

Dividends

The Series B-2 preferred stock is entitled to receive dividends (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock. No other dividends will be paid on shares of Series B-2 preferred stock.

Liquidation

Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and after payment to the holders of Series A preferred stock and the holders of Series B preferred stock, but before any distribution or payment is made to the holders of any junior securities, the holders of Series B-2 preferred stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $1,000 per share, after which any remaining assets of the Company shall be distributed among the holders of the other class or series of stock in accordance with the Company’s Certificate of Incorporation.

Series C-1 Preferred Stock

Our Board has designated 12,500 shares of preferred stock as Series C-1 Convertible Preferred Stock (“Series C-1 preferred stock”), par value $0.01 per share. As of March 24, 2015, there were 117 shares of Series C-1 preferred stock outstanding. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificates of designation of preferences, rights and limitations of the Series A, Series B-2 and Series C-1 preferred stock.

Liquidation Preference

The Series C-1 preferred stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common stock, (2) senior to any series of preferred stock ranked junior to the Series C-1 preferred stock, (3) junior to Series A preferred stock and Series B-2 preferred stock, and (4) junior to all existing and future indebtedness of the Company.

Voting Rights

Except as required by law, holders of the Series C-1 preferred stock do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any shares of Series C-1 preferred stock are outstanding, we will not, without the affirmative vote of the holders of 66.6% or more of the then outstanding shares of the Series C-1 preferred stock, (1) alter or change adversely the powers, preferences or rights given to the Series C-1 preferred stock or alter or amend the certificate of designation, (2) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the Series C-1 preferred stock, (3) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series C-1 preferred stock, (4) increase the number of authorized shares of Series C-1 preferred stock, or (5) enter into any agreement with respect to any of the foregoing.

Delaware Law

Notwithstanding certain protections in the certificate of designation for holders of Series C-1 preferred stock, Delaware law also provides holders of preferred stock with certain rights. The holders of the outstanding shares of Series C-1 preferred stock will be entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment would:

1.	increase or decrease the aggregate number of authorized shares of Series C-1 preferred stock;

2.	increase or decrease the par value of the shares of Series C-1 preferred stock; or

3.	alter or change the powers, preferences, or special rights of the shares of Series C-1 preferred stock so as to affect them adversely.

Redemption

We have the right to redeem the Series C-1 preferred stock for a cash payment equal to 130% of the stated value of the Series C-1 preferred stock. Holders of Series C-1 preferred stock will receive 20 trading days prior notice of any redemption and will have the ability to convert the Series C-1 preferred stock into common stock during this notice period.

Conversion; Beneficial Ownership Limitation

Subject to certain ownership limitations as described below, the Series C-1 preferred stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the Series C-1 preferred stock (or $1,000) by a conversion price of $1.11 per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  In addition, until such time that for 30 consecutive trading days (a “Qualifying Period”), (i) the volume weighted average price of our common stock is at least 200% of the then effective conversion price of the Series C-1 preferred stock and (ii) the daily dollar trading volume on such 30 trading days during the Qualifying Period exceeds $250,000 per trading day, if we sell or grant any right to purchase or sell any common stock or common stock equivalents entitling any person to acquire shares of common stock (subject to exceptions for certain exempt issuances, including issuances pursuant to equity compensation plans, certain issuances to consultants, issuances in connection with exercise or exchange of common stock equivalents already outstanding and issuances pursuant to acquisitions or strategic transactions) at an effective price per share that is lower than the then conversion price of the Series C-1 preferred stock (the “Series C-1 Base Conversion Price”), then the conversion price shall be further reduced to equal the Series C-1 Base Conversion Price.

Subject to limited exceptions, a holder of shares of Series C-1 preferred stock will not have the right to convert any portion of its Series C-1 preferred stock if the holder, together with its affiliates, would beneficially own in excess of 3.99%, 4.99% or 9.99% (as elected by the holder) of the number of shares of our common stock outstanding immediately after giving effect to its conversion (the “Series C-1 Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase or decrease the Series C-1 Beneficial Ownership Limitation, provided that in no event shall the Series C-1 Beneficial Ownership Limitation exceed 9.99%. We have the right to force the conversion of the Series C-1 preferred stock subject to certain conditions, including that (i) the VWAP of our common stock for each of any 30 consecutive trading days (the “Threshold Period”) exceeds 200% of the conversion price and (ii) the volume of our common stock traded for each trading day during any Threshold Period exceeds $250,000 per trading day. As of March 24, 2015, the 117 outstanding shares of Series C-1 preferred stock were convertible into a total of 105,405 shares of Common Stock.

Dividends

The Series C-1 preferred stock is entitled to receive dividends (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock. No other dividends will be paid on shares of Series C-1 preferred stock.

Liquidation

Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and after payment to the holders of Series A preferred stock and the holders of Series B-2 preferred stock, but before any distribution or payment is made to the holders of any junior securities, the holders of Series C-1 preferred stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $1,000 per share, after which any remaining assets of the Company shall be distributed among the holders of the other class or series of stock in accordance with the Company’s Certificate of Incorporation.

Warrants

In this offering, we are offering a maximum of 180,000 shares of common stock that may be issued in the future upon exercise of outstanding Warrants. The Warrants were sold in a public offering that closed on December 30, 2010, pursuant to a securities purchase agreement between each of the purchasers and us.  The material terms and provisions of these Warrants are summarized below. This summary of some provisions of the Warrants is not complete. For the complete terms of the Warrants, you should refer to the form warrant filed as an exhibit to the registration statement of which this prospectus is a part.

The common stock covered by this prospectus that is issuable upon the exercise of the Warrants consists of 180,000 shares of our common stock issuable upon the exercise of Warrants with an exercise price of $12.50 per share.  Subject to certain limitations as described below the Warrants are immediately exercisable and expire on December 30, 2015.  Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

The exercise price and the number of shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders.  The Warrant holders must pay the exercise price in cash upon exercise of the Warrants, unless such warrant holders are utilizing the cashless exercise provision of the Warrants.  After the close of business on the expiration date, unexercised Warrants will become void.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchange for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding common shares, then following such event, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.  Any successor to us or surviving entity shall assume the obligations under the Warrants. In addition, as further described in the form of warrant filed as an exhibit to this registration statement, in the event of any fundamental transaction completed for cash, as a transaction under Rule 13e-3 of the Exchange Act, or involving a person not trading on a national securities exchange, the holders of the Warrants will have the right to require us to purchase the Warrants for an amount in cash that is determined in accordance with a formula set forth in the Warrants.

Upon the holder’s exercise of a Warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three business days following our receipt of notice of exercise and payment of the exercise price, subject to surrender of the warrant.

Prior to the exercise of any Warrants to purchase common stock, holders of the Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” beginning on page 5 of this prospectus.

PLAN OF DISTRIBUTION

We will deliver shares of our common stock upon conversion of the Series A preferred stock and exercise of the Warrants we issued in December 2010.  As of March 24, 2015, there were 468 shares of Series A preferred stock outstanding which are convertible into a total of 37,400 shares of our common stock and the Warrants were exercisable for a total of 180,000 shares of our common stock.  In order to convert the Series A preferred stock, the holder must deliver to us or our transfer agent the information required in the certificate of designation.  We will then deliver shares of our common stock in the manner described above in the section titled “Description of Capital Stock —Series A Preferred Stock” beginning on page 6 of this prospectus.  We will not issue fractional shares upon exercise of these Warrants.  Each of these Warrants contains instructions for exercise.  In order to exercise any of these Warrants, the holder must deliver to us the information required in the Warrants, along with payment for the exercise price of the shares to be purchased.  We will then deliver shares of our common stock in the manner described above in the section titled “Description of Capital Stock —Warrants” beginning on page 11 of this prospectus.

LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Charlotte, North Carolina 28202.

EXPERTS

Horne LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Horne LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as DARA BioSciences, Inc. (http://www.sec.gov). Our web site is located at http://www.darabiosciences.com. The information contained on our web site is not part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 3, 2015;

•
Our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 6, 2015 and March 10, 2015 (excluding any information deemed furnished pursuant to Item 2.02 or Item 7.01 of such Current Report on Form 8-K, including related exhibits, which information is not incorporated by reference herein); and

•
The description of our common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12 of the Exchange Act on April 4, 1994, including any further amendment or report filed hereafter for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You may request a copy of these filings, at no cost, by writing or calling us at the following:

DARA BioSciences, Inc.
8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(919) 872-5578
Attention: Investor Relations

Copies of the documents incorporated by reference may also be found on our website at www.darabiosciences.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following is an itemized statement of expenses of the Company in connection with the issuance and delivery of the securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$592
Accounting fees and expenses	46,000
Legal fees and expenses	61,000
Printing expenses	12,000
Miscellaneous	13,408
Total	$133,000

Item 15.  Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (“DGCL”), provides, among other things, that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s certificate of incorporation provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a known violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper impersonal benefit. In addition, the certificate of incorporation of the Company provides that the Company shall indemnify each person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, one of the Company’s directors or officers or is or was serving, or has agreed to serve, at the Company’s request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

All of the Company’s directors and officers are covered by insurance policies maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 16.  Exhibits.

The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Item 17.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the provisions described under Item 15 (Indemnification of Directors and Officers) or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DARA BIOSCIENCES, INC.

By:	/s/ Christopher G. Clement
Christopher G. Clement President and Chief Executive Officer

Dated:   March 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date
/s/ Christopher Clement	Director, President and Chief Executive	March 27, 2015
Christopher Clement	Officer (Principal Executive Officer)

/s/ David Tousley	Chief Financial Officer	March 27, 2015
David Tousley	(Principal Financial Officer and
Principal Accounting Officer)

*	Chief Medical Officer and Director	March 27, 2015
David Drutz

*	Director	March 27, 2015
Haywood Cochrane	(Lead Independent Director)

*	Director	March 27, 2015
Timothy Heady

*	Director	March 27, 2015
Gail Lieberman

*	Director	March 27, 2015
Paul J. Richardson

* /s/ David S. Tousley
David S. Tousley, attorney-in-fact

EXHIBIT INDEX
Exhibit	Description

3.1
Certificate of Incorporation of DARA BioSciences, Inc., as amended, restated, supplemented or otherwise modified as of June 3, 2014, as certified by the Secretary of State of Delaware (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014)

3.2	Amended and Restated By-Laws of DARA BioSciences, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 12, 2008)

4.1	Specimen stock certificate for common stock (incorporated by reference to the Company’s Report on Form 8-K filed on February 12, 2008)

4.2
Certificate of Designation of Preferences, Rights, and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 29, 2010)

4.3	Form of Class A Common Stock Purchase Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 29, 2010)

5.1
Opinion of K&L Gates LLP as to legality of securities being registered (incorporated by reference to (i) Exhibit 5 to the Company’s Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-165884) filed on November 12, 2010 and (ii) Exhibit 5 to the Company’s Registration Statement on Form S-1MEF (File No. 333-171449) filed on December 29, 2010)

23.1	Consent of Horne LLP

23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1)

24.1
Power of Attorney (incorporated by reference to the Power of Attorney included on the signature page to the Company’s Post-Effective Amendment No. 3 to Registration Statement on Form S-1 (File Nos. 333-165884 and 333-171449) filed on March 28, 2013)